SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 27, 2007

Beckman Coulter, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10109	95-104-0600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 N. Harbor Boulevard

Fullerton, California 92834-3100

(Address of principal executive offices) (Zip Code)

(714) 871-4848

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of the Beckman Coulter, Inc. 2007 Long Term Performance Plan

On April 27, 2007, Beckman Coulter’s stockholders approved the Beckman Coulter, Inc. 2007 Long-Term Performance Plan (the “2007 Plan”). Beckman Coulter’s Board of Directors previously adopted the 2007 Plan subject to stockholder approval. The following summary of the 2007 Plan is qualified in its entirety by reference to the text of the 2007 Plan, which was previously filed as Appendix B to the Company’s proxy statement filed on March 27, 2007.

The Board or one or more committees appointed by the Board will administer the 2007 Plan. The Board has delegated general administrative authority for the 2007 Plan to the Organization and Compensation Committee of the Board. The administrator of the 2007 Plan has broad authority under the 2007 Plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

Persons eligible to receive awards under the 2007 Plan include directors, officers or employees of the Company or any of its subsidiaries. The maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the 2007 Plan equals the sum of: (1) 2,350,000 shares, plus (2) the number of any shares subject to stock options granted under the Company’s 2004 Long-Term Incentive Plan (as amended, the “2004 Plan”) and outstanding as of April 27, 2007 which expire, or for any reason are cancelled or terminated, after that date without being exercised, plus (3) the number of any restricted shares or restricted stock units granted under the 2004 Plan that are outstanding and unvested as of April 27, 2007 which are forfeited, terminated, or otherwise cancelled or reacquired by the Company after that date without having become vested.

To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2007 Plan. In the event that shares are delivered in respect of a dividend equivalent right, only the actual number of shares delivered with respect to the award will be counted against the share limits of the 2007 Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the share limits of the 2007 Plan, as opposed to only counting the shares actually issued. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2007 Plan will again be available for subsequent awards under the 2007 Plan.

The types of awards that may be granted under the 2007 Plan include stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or

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denominated in the Company’s common stock or units of the Company’s common stock, as well as certain cash bonus awards.

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2007 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Adoption of an Amended Form of Change in Control Agreement

At its regularly scheduled meeting on April 27, Beckman Coulter’s Board of Directors approved an amended form of Change of Control Agreement (the “Agreement”) to be entered into with certain existing executive officers, including Robert Boghosian, PhD, Scott Garrett, James Robert Hurley, Robert Kleinert, Arnold A. Pinkston, and Charles Slacik. This form of Change of Control Agreement also will be used with all new executive officers. The following summary of the Agreement is qualified in its entirety by reference to the text of the Agreement.

This form of Change in Control Agreement has been updated to align with the 2006 amendments to the Beckman Coulter, Inc. Pension Plan. As a result of the previously announced changes to the Pension Plan, certain executives have a frozen benefit under the Pension Plan as of December 31, 2006 and began participating in the new Beckman Coulter, Inc. Retirement Account Plan effective January 1, 2007. Newly eligible executives will participate only in the Retirement Account Plan.

Under the terms of the Change of Control Agreement, an employee who is terminated as a result of a change of control, as defined in the agreement, will be entitled to receive the benefits specified in the Agreement, which include, but are not limited to:

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A severance payment equal to a specified multiple of the employee’s compensation, as that term is defined in the agreement. The multiple normally will be three times the employee’s compensation for the Company’s Chief Executive Officer and two times the employee’s compensation for all other employees.

•	All outstanding stock options become immediately exercisable and remain exercisable for the length of the option period. All restricted stock will have the restrictions removed.

•	Vesting and payment of retirement benefits as specified in the agreement.

•	Continuation of benefits under the Company’s medical, dental, life, and disability insurance plans, continuation

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of D&O insurance and indemnification, and financial planning and outplacement services. These benefits continue for a period of years equal to the employee’s compensation multiple.

•	Funding of specified supplemental executive retirement plan obligations.

•	Gross up payments for amounts subject to tax under Section 4999 of the Internal Revenue Code.

The initial term of each agreement will continue until December 31, 2015; thereafter, the agreement will continue on a year to year basis until terminated. However, the Organization & Compensation Committee of the Company’s Board of Directors may revoke individual agreements depending on whether the status of the individual has changed within the Company as a result of events such as a change in position, change in performance, or a reorganization.

Item 9.01	– Financial Statements and Exhibits

10.1	Beckman Coulter, Inc. 2007 Long-Term Performance Plan (incorporated by reference to Appendix B of the Company’s definitive proxy statement filed with the Securities & Exchange Commission on March 27, 2007).

10.2	Beckman Coulter, Inc. Form of Change in Control Agreement, dated as of April 27, 2007 between Beckman Coulter, Inc. and certain of its Executive Officers and certain other key employees.

EXHIBIT INDEX

Exhibits

10.1	Beckman Coulter, Inc. 2007 Long-Term Performance Plan (incorporated by reference to Appendix B of the Company’s definitive proxy statement filed with the Securities & Exchange Commission on March 27, 2007).

10.2	Beckman Coulter, Inc. Form of Change in Control Agreement, dated as of April 27, 2007 between Beckman Coulter, Inc. and certain of its Executive Officers and certain other key employees.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2007

BECKMAN COULTER, INC.

By:	/s/ Jack E. Sorokin
Name:	Jack E. Sorokin
Title:	Deputy General Counsel

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